UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

GENERAL ELECTRIC COMPANY

(Exact name of registrant as specified in its charter)

New York	001-00035	14-0689340
(State of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

41 Farnsworth Street, Boston, Massachusetts		02210
(Address of principal executive offices)		(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class	Name of each exchange on which
to be so registered	each class is to be registered

0.375% Notes due 2022	New York Stock Exchange
0.875% Notes due 2025	New York Stock Exchange
1.500% Notes due 2029	New York Stock Exchange
2.125% Notes due 2037	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act registration statement file number to which this form relates: 333-209821

Securities to be registered pursuant to Section 12(g) of the Act: None

INFORMATION REQUIRED IN REGISTRATION STATEMENT

General Electric Company (the “Company”) has filed with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 424(b) under the Securities Act of 1933, as amended, a prospectus supplement dated May 10, 2017 (the “Prospectus Supplement”) to a Prospectus dated February 29, 2016 contained in the Company’s effective Registration Statement on Form S-3 (File No. 333-209821) (the “Registration Statement”), which Registration Statement was filed with the Commission on February 29, 2016 (the “Prospectus”), relating to the securities to be registered hereunder. The Company incorporates by reference the Prospectus and the Prospectus Supplement to the extent set forth below.

Item 1. Description of Registrant’s Securities to be Registered.

The information required by this item is incorporated by reference to the information contained in the sections captioned “Description of Notes” in the Prospectus Supplement and “Description of Debt Securities” in the Prospectus.

Item 2. Exhibits.

The following exhibits are filed as a part of this Registration Statement:

Exhibit No.	Description
4.1	Senior Note Indenture, dated October 9, 2012, by and between the Company and The Bank of New York Mellon, as trustee (incorporated by reference to Exhibit 4.1 of General Electric’s Current Report on Form 8-K dated October 9, 2012 (Commission file number 001-00035))

4.2	Officer’s Certificate of the Company, 0.375% Notes due 2022, 0.875% Notes due 2025, 1.500% Notes due 2029 and 2.125% Notes due 2037, dated May 17, 2017 (incorporated by reference to Exhibit 4.2 of the Company’s Current Report on Form 8-K, filed on May 17, 2017 (Commission file number 001-00035))

4.3	Form of 0.375% Note due 2022 (incorporated by reference to Exhibit 4.3 of the Company’s Current Report on Form 8-K, filed on May 17, 2017 (Commission file number 001-00035))

4.4	Form of 0.875% Note due 2025 (incorporated by reference to Exhibit 4.4 of the Company’s Current Report on Form 8-K, filed on May 17, 2017 (Commission file number 001-00035))

4.5	Form of 1.500% Note due 2029 (incorporated by reference to Exhibit 4.5 of the Company’s Current Report on Form 8-K, filed on May 17, 2017 (Commission file number 001-00035))

4.6	Form of 2.125% Note due 2037 (incorporated by reference to Exhibit 4.6 of the Company’s Current Report on Form 8-K, filed on May 17, 2017 (Commission file number 001-00035))

4.7	Paying Agency Agreement by and between the Company and The Bank of New York Mellon, London Branch, dated as of May 17, 2017 (incorporated by reference to Exhibit 4.7 of the Company’s Current Report on Form 8-K, filed on May 17, 2017 (Commission file number 001-00035))
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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENERAL ELECTRIC COMPANY
(Registrant)

	By:	/s/ Christoph Pereira
Christoph Pereira Vice President, Chief Corporate, Securities & Finance Counsel

Date: May 17, 2017

EXHIBIT INDEX

Exhibit No.	Description
4.1	Senior Note Indenture, dated October 9, 2012, by and between the Company and The Bank of New York Mellon, as trustee (incorporated by reference to Exhibit 4.1 of General Electric’s Current Report on Form 8-K dated October 9, 2012 (Commission file number 001-00035))

4.2	Officer’s Certificate of the Company, 0.375% Notes due 2022, 0.875% Notes due 2025, 1.500% Notes due 2029 and 2.125% Notes due 2037, dated May 17, 2017 (incorporated by reference to Exhibit 4.2 of the Company’s Current Report on Form 8-K, filed on May 17, 2017 (Commission file number 001-00035))

4.3	Form of 0.375% Note due 2022 (incorporated by reference to Exhibit 4.3 of the Company’s Current Report on Form 8-K, filed on May 17, 2017 (Commission file number 001-00035))

4.4	Form of 0.875% Note due 2025 (incorporated by reference to Exhibit 4.4 of the Company’s Current Report on Form 8-K, filed on May 17, 2017 (Commission file number 001-00035))

4.5	Form of 1.500% Note due 2029 (incorporated by reference to Exhibit 4.5 of the Company’s Current Report on Form 8-K, filed on May 17, 2017 (Commission file number 001-00035))

4.6	Form of 2.125% Note due 2037 (incorporated by reference to Exhibit 4.6 of the Company’s Current Report on Form 8-K, filed on May 17, 2017 (Commission file number 001-00035))

4.7	Paying Agency Agreement by and between the Company and The Bank of New York Mellon, London Branch, dated as of May 17, 2017 (incorporated by reference to Exhibit 4.7 of the Company’s Current Report on Form 8-K, filed on May 17, 2017 (Commission file number 001-00035))
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